UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

     Date of report (Date of earliest event reported): May 13, 2005

Healthaxis Inc.

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania

(State or Other Jurisdiction of Incorporation)

0-13591	23-2214195

(Commission File Number)	(IRS Employer Identification No.)

5215 N. O'Connor Blvd., 800 Central Tower, Irving, Texas	75039

(Address of Principal Executive Offices)	(Zip Code)

(972) 443-5000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Definitive Material Agreement

     On May 13, 2005, Healthaxis, Ltd., a wholly-owned subsidiary of Healthaxis Inc. (the "Company"), entered into an Employment Agreement with Mr. Lawrence F. Thompson ("Mr. Thompson") pursuant to which Mr. Thompson was appointed to the position of Executive Vice President of the Company. Mr. Thompson will also be serving on the Executive Management Committee of the Company. Subject to the terms of the Employment Agreement, Mr. Thompson's employment will begin on June 1, 2005 and end on June 1, 2008, unless extended by mutual agreement or terminated sooner as permitted by the Employment Agreement. During his term of employment, Mr. Thompson will be paid an initial annual base salary of $200,000, subject to review and increase by the Compensation Committee of the Company's Board of Directors. Mr. Thompson will also be paid a signing bonus of $32,000, payable in equal quarterly installments over his first twelve months of employment, and he will participate in the Company's Sales Compensation Plan, with a guaranteed minimum aggregate commission of $50,000 per twelve month period spanning from June 1, 2006 to May 31, 2007, and from June 1, 2007 to May 31, 2008. Simultaneously with the execution of the Employment Agreement, Mr. Thompson received 50,000 stock options issued pursuant to the Company's 2000 Stock Option Plan, with a three-year vesting period. Mr. Thompson is further entitled to participate in all of the Company's equity compensation plans, practices, policies and programs generally available to other senior executives of the Company and its affiliated companies. The Employment Agreement also contains non-compete and confidentiality provisions. Mr. Thompson is entitled to a one year severance payment in the event his employment is terminated by the Company other than for Cause (as defined), death or disability, or by Mr. Thompson for Good Reason (as defined).

     Mr. Thompson, who is 47 years old, from January 2002 to the present was the Chief Executive Officer of Benefit Systems, Inc., a company located in Fresno, CA, which consults with third party administrators, brokers, business process outsourcers and insurance companies in the healthcare industry. From July, 1988, until December, 2001, Mr. Thompson was the founder, President and Chief Executive Officer of Glacier Insurance Administrators, a large third party administrator in Fresno, California. Mr. Thompson has served on the board of the Self-Insurance Institute of America since 1995, and he is its immediate past chairman. Mr. Thompson is also an active member of the National Association of Health Underwriters and the Fresno Chamber of Commerce, as well as a past active member of the Society of Professional Benefit Administrators. Prior to forming Glacier Insurance Administrators, Mr. Thompson was the Executive Vice President of Dun and Bradstreet Plan Services. He began his career as a member of the Aetna Group School and worked as an account executive with Aetna Life and Casualty. Mr. Thompson has not previously been employed by Healthaxis, Ltd., the Company, or any of its subsidiaries, although he did serve as a consultant to the Company in 2004 and 2005.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

10.1	Employment Agreement between Healthaxis, Ltd. and Lawrence F. Thompson dated May 13, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 18, 2005

HEALTHAXIS INC.

By:	/s/ James W. McLane

James W. McLane
Chairman of the Board and Chief Executive Officer